SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Date  of  Report  (Date  of  earliest  event  reported)     JULY  2,  2001

                     PACIFIC  SECURITY  FINANCIAL,  INC.
       (Exact  name  of  registrant  as  specified  in its charter)

        WASHINGTON                 0-6673                    91-0669906
(State or other jurisdiction     (Commission               (IRS Employer
of  incorporation)               File  Number)             Identification
No.)


     N.  10  POST  STREET  325  PEYTON  BUILDING     SPOKANE,  WA  99201
                    (Address  of  principal  executive  offices)

Registrant's  telephone  number,  including  area  code    (509)  444-7700

                                     N/A
       (Former  name  or  former  address, if changed since last report)





























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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANTS.

(a)

On July 2, 2001, the Registrant dismissed PricewaterhouseCoopers LLP, the Registrant's independent accountants (the "Former Accountants") due to the closure of their local Spokane, Washington office.

The principal accountant's reports on the financial statements for the past two years have contained no adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Registrant has complied with the requirements of Item 304(a)(3) of Regulation SB with regard to providing the former accountant with a copy of the disclosure it is making in response to this Item and has requested the former accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Issuer and, if not, stating the respects in which it does not agree. The letter addressed to the Commission from the former accountant stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree is attached hereto as Exhibit 16.01.

The  change  in  accountants  was  approved  by  the  board  of  directors.

(b)

On July 6, 2001 the Registrant engaged the accounting firm Moss Adams LLP. During the years ended July 31, 2000 and 1999, the Company did not consult with Moss Adams LLP regarding: (I) the application of accounting principles to a specified transaction; (ii) the type of opinion that might be rendered on the Company's Financial Statements; or (iii) any matter that was the subject of a disagreement with the Registrant's former accountant or a reportable event (as contemplated by Item 304 of Regulation SK)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PACIFIC  SECURITY  FINANCIAL,  INC.

                                            /s/ David L. Guthrie
Date:     July  9,  2001               By: ---------------------
                                       David  L.  Guthrie,  President








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